Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1001 19th Street North
10th Floor	Contact: Scott Walker
Arlington, VA 22209	(703) 247-7559
(703) 247-7500	SWalker@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE
MCG CAPITAL CORPORATION REPORTS SECOND QUARTER 2015 RESULTS

ARLINGTON, VA—July 28, 2015—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the quarter ended June 30, 2015.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2015, the following highlights occurred during the three months ended June 30, 2015:

•	Net loss was $0.2 million, or $0.00 per share, for the second quarter;

•	We had $148.8 million, or $4.01 per share, of unrestricted cash;

•	We had no loans on non-accrual, at cost or fair value, and reported leverage for each loan is less than 4.0x;

•	We monetized $21.4 million of our portfolio including our last equity investment, Broadview Networks Holdings, Inc.; and

•
In July 2015, South Bay Mental Health Center, Inc., or South Bay, repaid in full our subordinated loan. In addition, based on conversations with Pharmalogic Holdings Corp., or Pharmalogic, we expect to monetize our investment at par in the quarter ended September 30, 2015.

TRANSACTION ANNOUNCEMENT
On April 28, 2015, we entered into an agreement and plan of merger with PennantPark Floating Rate Capital Ltd., or PennantPark, two of its wholly-owned subsidiaries and, solely for limited purposes, its investment advisor, pursuant to which PennantPark will acquire all outstanding shares of MCG in a stock and cash transaction currently valued at approximately $175 million, or approximately $4.75 per MCG share at closing. A special meeting of stockholders is scheduled to be held on August 14, 2015 at which MCG stockholders will be asked to vote on the merger. See “—Merger Transaction” for further information about the pending transaction.
CONFERENCE CALL INFORMATION
There is no scheduled earnings call to discuss our second quarter 2015 results. We will make a determination quarterly whether to hold earnings calls.
DIVIDEND
Our board of directors has decided not to declare a dividend for the quarter ended June 30, 2015.

MCG Capital Corporation
July 28, 2015

RECENT DEVELOPMENTS

•	Originations and Advances - We made $0.4 million in advances to existing portfolio companies, which were repaid in the second quarter of 2015.

•
Loan Monetizations - We received $21.2 million in loan payoffs and amortization payments, principally from the $14.1 million monetization of C7 Data Centers, Inc. and a $6.5 million pay-down of GMC Television Broadcasting, LLC, or GMC. In addition, South Bay repaid in full our subordinated loan in July 2015 and we received indications from Pharmalogic of their intention to repay their loan in full in the third quarter of 2015.

•	Exit of Equity Investment - We sold our last equity investment, Broadview Networks Holdings, Inc. for $0.2 million, an amount equal to our prior valuation.

•	Asset Quality - As of June 30, 2015, we had no loans on non-accrual, at cost or fair value, and reported leverage for each loan is less than 4.0x (including our lowest ranking security).
MERGER TRANSACTION
On April 28, 2015, following an auction process, we and PennantPark announced that we had entered into a definitive merger agreement under which PennantPark will acquire MCG in a stock and cash transaction currently valued at approximately $175 million, or approximately $4.75 per MCG common share.
If the merger is completed, holders of MCG common stock will have the right to receive $4.521 in shares of PennantPark common stock for each share of MCG common stock held immediately prior to the merger, as well as $0.226 in cash consideration (subject to upward adjustment based on the market price of PennantPark common stock).
The PennantPark offer price of $4.75 per MCG share represents a 57% premium to MCG's 52-week low, 25% premium from the date MCG announced an intention to explore strategic alternatives and 15.8% premium to MCG's closing stock price of $4.10 the day before the merger announcement.
A special meeting of stockholders is scheduled to be held on August 14, 2015 at which MCG stockholders will be asked to vote on the merger.
The merger agreement provides that, in the event of termination of the merger agreement under certain circumstances, including in connection with the acceptance of an alternative transaction, MCG may be required to pay PennantPark a termination fee equal to $7.0 million.
The transaction is expected to close in the third quarter of 2015, subject to approval of MCG and PennantPark stockholders.
ACCESS TO CAPITAL AND LIQUIDITY
At June 30, 2015, we had $148.8 million of cash and cash equivalents available for general corporate purposes and $0.2 million of restricted cash held in escrow. We expect our cash per share to increase in 2015 as investments monetize.
In July 2015, South Bay repaid in full our subordinated loan. In addition, based on conversations with Pharmalogic, we expect to monetize our investment at par in the quarter ended September 30, 2015.

MCG Capital Corporation
July 28, 2015

RESULTS OF OPERATIONS
The following table summarizes the components of our net income for the three months ended June 30, 2015 and 2014:

	Three months ended June 30,		Variance
(dollars in thousands)	2015	2014	$	Percentage
Revenue
Interest and dividend income
Interest income	$1,098	$7,562	$(6,464)	(85.5)%
Dividend income	—	75	(75)	(100.0)
Loan fees	192	1,126	(934)	(82.9)
Total interest and dividend income	1,290	8,763	(7,473)	(85.3)
Advisory fees and other income	343	762	(419)	(55.0)
Total revenue	1,633	9,525	(7,892)	(82.9)
Operating expenses
Interest expense	—	1,866	(1,866)	(100.0)
Employee compensation
Salaries and benefits	443	1,773	(1,330)	(75.0)
Amortization of employee restricted stock	145	1,248	(1,103)	(88.4)
Total employee compensation	588	3,021	(2,433)	(80.5)
General and administrative expense	1,222	4,087	(2,865)	(70.1)
Total operating expense	1,810	8,974	(7,164)	(79.8)
Net operating (loss) income before net investment gain (loss) and income tax provision (benefit)	(177)	551	(728)	NM
Net investment gain (loss) before income tax provision (benefit)	28	(5,819)	5,847	NM
Income tax provision (benefit)	1	—	1	NM
Net (loss) income	$(150)	$(5,268)	$5,118	NM
NM=Not Meaningful
TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended June 30, 2015 from the three months ended June 30, 2014.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended June 30, 2015, the total yield on our average debt portfolio at fair value was 11.4% compared to 12.4% during the three months ended June 30, 2014. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.
The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended June 30, 2015 and 2014:

	Three months ended June 30,
	2015	2014
Average 90-day LIBOR	0.3%	0.2%
Spread to average LIBOR on average loan portfolio	9.6	11.6
Impact of fee accelerations of unearned fees on paid/restructured loans	1.5	1.0
Impact of non-accrual loans	—	(0.4)
Total yield on average loan portfolio	11.4%	12.4%

MCG Capital Corporation
July 28, 2015

During the three months ended June 30, 2015, interest income was $1.1 million, compared to $7.6 million during the three months ended June 30, 2014, which represented a $6.5 million, or 85.5%, decrease. This decrease reflected a $5.7 million decrease in interest income resulting from an 83.8% decrease in our average loan balance and a $0.9 million decrease in interest income attributable to a decrease in our net spread to LIBOR.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as paid-in-kind, or PIK, interest. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. Borrowers may, in some instances, be required to prepay PIK because of certain contractual provisions or they may choose to prepay; however, more typically, PIK is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended June 30, 2015 and 2014, at cost:

	Three months ended June 30,
(in thousands)	2015	2014
Beginning PIK loan balance	$1,544	$11,717
PIK interest earned during the period	57	881
Payments received from PIK loans	—	(8,413)
Realized loss	—	(129)
Ending PIK loan balance	$1,601	$4,056
As of June 30, 2015, all of our PIK loans were accruing interest and as of June 30, 2014, we were not accruing interest on $1.0 million of the PIK loans, at cost, shown in the preceding table. During the three months ended June 30, 2014, the payments received from PIK loans included $5.3 million collected in conjunction with the repayment of our loan to Cruz Bay Publishing, Inc., $1.5 million collected in conjunction with the sale of our loan to SC Academy Holdings, Inc. and $0.9 million collected in conjunction with the repayment of our loan to West World Media, LLC.
In July 2015, South Bay repaid in full our subordinated loan including $0.4 million of PIK loan. In addition, based on conversations with Pharmalogic, we expect to monetize our investment at par in the quarter ended September 30, 2015, which we expect to result in the payoff of the outstanding PIK loan balance.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. Dividend accretion is included in the cost basis of the related equity instrument on our Consolidated Balance Sheets and Consolidated Schedule of Investments. We recognize dividends on other equity investments when we receive the dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During the three months ended June 30, 2015, we recognized no dividend income. During the three months ended June 30, 2014, we recognized $0.1 million of dividend income. As of June 30, 2015, we had no accrued dividends.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended June 30, 2015, we earned $0.3 million of advisory fees and other income, which represented a $0.4 million, or 55.0%, decrease from the three months ended June 30, 2014. This decrease resulted principally from fewer loan prepayment fees in the second quarter of 2015.
TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.

MCG Capital Corporation
July 28, 2015

INTEREST EXPENSE
As of June 30, 2015 and December 31, 2014, we had no outstanding borrowings or borrowing facilities. During the three months ended June 30, 2014, we incurred $1.9 million of interest expense related to our $150.0 million of small business investment company, or SBIC, debentures owed to the United States Small Business Administration, or SBA, by Solutions Capital I, L.P., or Solutions Capital. On September 2, 2014, we prepaid in full the SBIC debentures, which had a cost of funds, including the amortization of deferred financing costs, of 4.6%.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended June 30, 2015, our employee compensation expense was $0.6 million, which represented an 80.5% decrease from the same period in June 30, 2014. Our salaries and benefits expense decreased by $1.3 million, or 75.0%, due to a $1.0 million decrease in incentive compensation and a $0.3 million decrease in base salaries and benefits. As of June 30, 2015, we had five employees compared to 13 employees as of June 30, 2014. Amortization of employee stock awards decreased $1.1 million, or 88.4%. Amortization of employee stock awards for the three months ended June 30, 2014 included $1.1 million of accelerated amortization related to the retirement of our former chief executive officer and other employee terminations.
GENERAL AND ADMINISTRATIVE
During the three months ended June 30, 2015, general and administrative expense was $1.2 million, which represented a $2.9 million, or 70.1%, decrease compared to the same period in 2014.

•
General and administrative expense decreased $2.3 million due to a decrease in severance costs related to employee terminations. General and administrative expense for the three months ended June 30, 2014 included $2.5 million in severance related to the retirement of our former chief executive officer and other employee terminations.

•
General and administrative expense decreased $0.5 million due to a decrease in legal fees related to our lawsuit against various defendants involved in our subordinated loan transaction with Color Star Growers of Colorado, Inc., Vast, Inc. and Color Star LLC.

•	General and administrative expense also decreased $0.2 million due to decreases in audit and accounting fees and tax and licensing costs offset by a $0.1 million increase in corporate legal fees.
NET INVESTMENT GAIN (LOSS) BEFORE INCOME TAX PROVISION
During the three months ended June 30, 2015, we recorded $28,000 of net investment gain before income tax provision (benefit), compared to $5.8 million of net investment loss during the same period in 2014. These amounts represent the total of net realized gains and (losses), net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or (loss). The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended June 30, 2015:

		Three months ended June 30, 2015
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Broadview Networks Holdings, Inc.	Communications	Non-Affiliate	$(159,344)	$—	$159,344	$—
Other (< $1.0 million net gain (loss))			—	28	—	28
Total			$(159,344)	$28	$159,344	$28
In April, 2015, we sold our equity investments in Broadview Networks Holdings, Inc. for $235 thousand resulting in a realized loss of $159.3 million and a reversal of previously recorded unrealized depreciation of $159.3 million.

MCG Capital Corporation
July 28, 2015

The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended June 30, 2014:

		Three months ended June 30, 2014
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
SC Academy Holdings, Inc.	Education	Non-Affiliate	$(4,037)	$—	$—	$(4,037)
Oceans Acquisition, Inc.	Healthcare	Non-Affiliate	—	(1,491)	—	(1,491)
Other (< $1.0 million net gain (loss)			(195)	(270)	174	(291)
Total			$(4,232)	$(1,761)	$174	$(5,819)

•	In the second quarter of 2014, we sold our subordinated debt investment in SC Academy Holdings, Inc. for net proceeds of $11.1 million resulting in a realized loss of $4.0 million.

•	We also recorded $1.5 million of unrealized depreciation on our investment in Oceans Acquisition, Inc. to reflect a decrease in that portfolio company's operating performance.

MCG Capital Corporation
July 28, 2015

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$148,823	$105,826
Cash, restricted	210	1,408
Investments at fair value
Non-affiliate investments (cost of $27,956 and $204,084, respectively)	29,332	46,096
Control investments (cost of $0 and $30,556, respectively)	—	29,236
Total investments (cost of $27,956 and $234,640, respectively)	29,332	75,332
Interest receivable	318	396
Other assets	468	835
Total assets	$179,151	$183,797

Liabilities	$3,014	$4,896

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on June 30, 2015 and December 31, 2014, 37,074 issued and outstanding on June 30, 2015 and 38,136 issued and outstanding on December 31, 2014	371	381
Paid-in capital	858,570	862,472
Distributions in excess of earnings	(684,180)	(524,644)
Net unrealized appreciation (depreciation) on investments	1,376	(159,308)
Total stockholders’ equity	176,137	178,901
Total liabilities and stockholders’ equity	$179,151	$183,797
Net asset value per common share at end of period	$4.75	$4.69

MCG Capital Corporation
July 28, 2015

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)

	Three months ended		Six months ended
	June		June
(in thousands, except per share amounts)	2015	2014	2015	2014
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$1,290	$6,985	$2,601	$14,723
Affiliate investments (5% to 25% owned)	—	1,076	—	1,889
Control investments (more than 25% owned)	—	702	409	1,406
Total interest and dividend income	1,290	8,763	3,010	18,018
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	343	750	577	828
Control investments (more than 25% owned)	—	12	—	25
Total advisory fees and other income	343	762	577	853
Total revenue	1,633	9,525	3,587	18,871
Operating expense
Interest expense	—	1,866	—	3,856
Employee compensation
Salaries and benefits	443	1,773	1,750	2,861
Amortization of employee restricted stock awards	145	1,248	249	1,554
Total employee compensation	588	3,021	1,999	4,415
General and administrative expense	1,222	4,087	2,052	5,726
Total operating expense	1,810	8,974	4,051	13,997
Net operating (loss) income before net investment gain (loss) and income tax provision (benefit)	(177)	551	(464)	4,874
Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	(159,344)	(4,346)	(159,109)	(8,834)
Control investments (more than 25% owned)	—	114	36	114
Total net realized gain (loss) on investments	(159,344)	(4,232)	(159,073)	(8,720)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	159,372	(1,127)	159,365	2,120
Affiliate investments (5% to 25% owned)	—	(834)	—	(16,344)
Control investments (more than 25% owned)	—	359	1,320	(6,028)
Other fair value adjustments	—	15	—	(102)
Total net unrealized appreciation (depreciation) on investments	159,372	(1,587)	160,685	(20,354)
Net investment gain (loss) before income tax provision (benefit)	28	(5,819)	1,612	(29,074)
Income tax provision (benefit)	1	—	(1)	4
Net (loss) income	$(150)	$(5,268)	$1,149	$(24,204)
Income (loss) per basic and diluted common share	$—	$(0.09)	$0.03	$(0.37)
Cash distributions declared per common share	$—	$0.07	$—	$0.195
Weighted-average common shares outstanding—basic and diluted	36,718	61,221	37,210	65,286

MCG Capital Corporation
July 28, 2015

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Six months ended
	June
(in thousands, except per share amounts)	2015	2014
Increase (decrease) in net assets from operations
Net operating (loss) income before net investment gain (loss) and income tax benefit (provision)	$(464)	$4,874
Net realized (loss) on investments	(159,073)	(8,720)
Net unrealized appreciation (depreciation) on investments	160,685	(20,354)
Income tax benefit (provision)	1	(4)
Net income (loss)	1,149	(24,204)
Distributions to stockholders
Distributions declared from net operating income	—	(8,578)
Distributions declared in excess of net operating income	—	(4,513)
Net decrease in net assets resulting from stockholder distributions	—	(13,091)
Capital share transactions
Repurchase of common stock	(4,175)	(57,818)
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	249	1,554
Non-employee director awards accounted for as general and administrative expense	18	28
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(5)	(634)
Net decrease in net assets resulting from capital share transactions	(3,913)	(56,870)
Total decrease in net assets	(2,764)	(94,165)
Net assets
Beginning of period	178,901	333,954
End of period	$176,137	$239,789
Net asset value per common share at end of period	$4.75	$4.42
Common shares outstanding at end of period	37,074	54,252

MCG Capital Corporation
July 28, 2015

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended
	June
(in thousands)	2015	2014
Cash flows from operating activities
Net income (loss)	$1,149	$(24,204)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Investments in portfolio companies	(1,056)	(8,008)
Principal collections related to investment repayments or sales	42,162	143,788
Decrease in interest receivable, accrued payment-in-kind interest and dividends	6,584	9,023
Amortization of restricted stock awards
Employee	249	1,554
Non-employee director	18	28
Decrease in cash—securitization accounts from interest collections	—	1,399
Decrease (increase) in restricted cash—escrow accounts	1,065	(934)
Depreciation and amortization	16	523
Decrease in other assets	351	130
(Decrease) increase in other liabilities	(1,882)	1,905
Realized loss on investments	159,073	8,720
Net unrealized (appreciation) depreciation on investments	(160,685)	20,354
Net cash provided by operating activities	47,044	154,278
Cash flows from financing activities
Repurchase of common stock	(4,175)	(57,818)
Payments on borrowings	—	(25,172)
Proceeds from borrowings	—	4,513
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	—	12,479
Restricted cash	133	(96,774)
Distributions paid	—	(13,091)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(5)	(634)
Net cash used in financing activities	(4,047)	(176,497)
Net increase (decrease) in cash and cash equivalents	42,997	(22,219)
Cash and cash equivalents
Beginning balance	105,826	91,598
Ending balance	$148,823	$69,379
Supplemental disclosure of cash flow information
Interest paid	$—	$3,522
Income taxes paid	117	—
Paid-in-kind interest accrued	136	881
Paid-in-kind interest collected	242	10,473
Dividend income collected	6,401	326

MCG Capital Corporation
July 28, 2015

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2015	2015	2014	2014	2014
(in thousands, except per share amounts)	Q2	Q1	Q4	Q3	Q2
Revenue
Interest and dividend income
Interest income	$1,098	$1,507	$1,969	$4,010	$7,562
Dividend income	—	—	—	322	75
Loan fee income	192	213	256	941	1,126
Total interest and dividend income	1,290	1,720	2,225	5,273	8,763
Advisory fees and other income	343	234	53	391	762
Total revenue	1,633	1,954	2,278	5,664	9,525
Operating expense
Interest expense	—	—	—	3,483	1,866
Salaries and benefits	443	1,307	659	996	1,773
Amortization of employee restricted stock awards	145	104	123	127	1,248
General and administrative	1,222	830	2,251	2,034	4,087
Total operating expense	1,810	2,241	3,033	6,640	8,974
Net operating (loss) income before net investment gain (loss) and income tax provision (benefit)	(177)	(287)	(755)	(976)	551
Net investment gain (loss) before income tax provision (benefit)	28	1,584	2,786	2,109	(5,819)
Income tax provision (benefit)	1	(2)	(45)	(152)	—
Net (loss) income	$(150)	$1,299	$2,076	$1,285	$(5,268)
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	36,718	37,347	42,706	49,805	61,221
Net operating (loss) income before net investment gain (loss) and income tax provision (benefit) per common share—basic and diluted	$—	$(0.01)	$(0.02)	$(0.02)	$0.01
Income (loss) per common share—basic and diluted	$—	$0.03	$0.05	$0.03	$(0.09)
Net asset value per common share—period end	$4.75	$4.75	$4.69	$4.48	$4.42
Distributions declared per common share(a)	$—	$—	$—	$0.05	$0.07
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
August 5, 2014	August 20, 2014	August 29, 2014	$0.05
April 25, 2014	May 9, 2014	May 30, 2014	$0.07

MCG Capital Corporation
July 28, 2015

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to lower middle-market companies throughout the United States. Our investment objective is to achieve attractive returns by generating current income and capital gains on our investments. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth, working capital and other general corporate purposes.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is being made in respect of the proposed business combination involving PennantPark and MCG. In connection with the proposed transaction, PennantPark has filed with the SEC a Registration Statement on Form N-14 that includes a joint proxy statement of PennantPark and MCG and that also constitutes a prospectus of PennantPark. The definitive Joint Proxy Statement/Prospectus has been mailed to shareholders of PennantPark and MCG. INVESTORS AND SECURITY HOLDERS OF PENNANTPARK AND MCG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
PROXY SOLICITATION
Investors and security holders may obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of PennantPark and MCG through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on PennantPark’s website at www.pennantpark.com or on MCG’s website at www.mcgcapital.com. PennantPark and MCG and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of PennantPark and MCG in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the PennantPark and MCG shareholders in connection with the proposed acquisition, PennantPark’s executive officers and directors and MCG’s executive officers and directors is set forth in the Registration Statement on Form N-14, filed with the SEC on May 18, 2015, as amended on June 16, 2015. You can obtain free copies of these documents from PennantPark and MCG in the manner set forth above. This communication does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction. A registration statement relating to these securities has been filed with the SEC and declared effective. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of PennantPark before investing in its securities.
FORWARD-LOOKING STATEMENTS:
Statements in this press release regarding performance or the financial condition of PennantPark, MCG and the combined company, management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment gains and losses and general and administrative expenses and the factors that may affect such results; the performance of current or former MCG portfolio companies; expectations regarding the increase in cash per share during 2015 and the timing of the payoff of certain portfolio loans; the ability of the parties to consummate the transaction described in this communication on the expected timeline (or at all); the failure of PennantPark or MCG shareholders to approve the proposed merger; the ability to realize the anticipated benefits of the transaction; the effects of disruption on the companies’ business from the proposed merger; the actual premium to adjusted net asset value paid in the merger, if any; the actual market capitalization of the combined company; the effect that the announcement or consummation of the merger may have on the trading price of the common stock of PennantPark or MCG; the combined company’s plans, expectations, objectives, performance, operations and intentions; the amount or timing of any dividends that may be paid by the combined company; the proposal made by HC2 Holdings, Inc. (“HC2”); any regulatory action which may or may not be taken with respect to the proposed merger or the proposal made by HC2; any decision by MCG to pursue continued operations, a liquidation or an alternative transaction upon the termination of any merger agreement; changes in MCG’s net asset value in the future; fees and expenses incurred by MCG in connection with a liquidation; the value of MCG’s assets in a liquidation; the timeline to complete a liquidation; any changes to MCG’s listing, registration, management or board of directors in a liquidation; the outcome of any shareholder litigation relating to the transaction or any other litigation to which MCG is a party, or any other alternative proposed transactions and any potential termination of the merger agreement; the actions of MCG shareholders with respect to any proposed transactions; and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result

MCG Capital Corporation
July 28, 2015

of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.